P R E S S R E L E A S E

Synthesis Energy Systems Strengthens Engineering Capabilities Through a Global Cooperation Agreement with China National Chemical

Engineering Corporation

Companies will collaborate on the engineering, design, procurement and construction of U-GAS® gasification projects in China and worldwide

HOUSTON, Texas, May 28, 2008 – Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX) and China National Chemical Engineering Corporation (“CNCEC”), China’s largest chemical engineering group and the country’s leader in coal gasification and methanol plant construction, today announced the signing of a global cooperation agreement to work together on the engineering, design, procurement and construction of U-GAS® gasification projects worldwide.  CNCEC is comprised of six chemical engineering companies and 13 construction companies throughout China with over 60,000 employees, and has completed more than 90% of China’s chemical projects.

“We are pleased to join forces with CNCEC to advance the capabilities of SES’ U-GAS® technology to provide clean, affordable alternative energy solutions from indigenous coal resources,” said Tim Vail, SES’ President and CEO.  “CNCEC’s design, procurement, and construction expertise along with its extensive resources will augment SES’ internal engineering team and enable the development of additional projects while improving our development timelines as we continue to expand both in China and the rest of the world. We will be working with CNCEC on our Golden Concord project currently under construction in Inner Mongolia, China, as well as future projects in negotiation such as our project with YIMA Coal Industry Group Co. Ltd. that we are developing in Henan Province, China, and our partnership with CONSOL Energy in the United States, as well as other domestic and international projects.”

Mr. Xuelei Zhang, General Manager of CNCEC’s International Business Division stated, "China has more experience and is more active than any other country in coal gasification and coal-to-chemical projects.  As China's leader in the design, engineering and construction of coal gasification and coal-to-chemical plants, CNCEC is very happy to have established this important relationship with SES.  CNCEC is confident in SES' U-GAS® technology and we look forward to working with SES."

CNCEC’s Mr. Wu Jianyu, Deputy General Manager of the International Business Division, also commented, “We are specifically looking forward to collaborating with SES on its project with  YIMA due to the potential scale of the plant, which should lead to further projects between SES and CNCEC.”

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About Synthesis Energy Systems, Inc.
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia.  The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China.  For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.

Forward Looking Statements
The matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “expects," "will" and similar expressions identify certain of such forward-looking statements.  Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control.  These include, but are not limited to, risks and uncertainties associated with: our early stage of development, the success of our development projects with industry partners, the limited history and viability of our technology, our results of operation in foreign countries, our ability to maintain production from our first plant in its Hai Hua project and the sufficiency of our internal controls.  The Company cautions that the foregoing factors are not exclusive.  The Company assumes no obligation to update the information contained in this press release.

Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe

Vice President of Investor Relations

(713) 579-0600

Ann.tanabe@synthesisenergy.com